UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2018

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Joerschke Drive, Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: 530-205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In conjunction with the Closing of the Asset Purchase Agreement, dated November 13, 2018, the Board of Directors of the Company adopted a new fiscal year of December 31. This will match the existing fiscal year of Satel, Inc. and will help streamline the financial reporting of the post-combination Companies. The Company’s Annual Report on Form 10-K for the new fiscal year for the period ending December 31, 2018 will be due on March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simlatus Corp.

Date: February 14, 2019	By:	/s/Richard Hylen
Richard Hylen
Chairman and CEO